Exhibit 99.1

Popular Announces Capital Actions

SAN JUAN, Puerto Rico – (BUSINESS WIRE) – April 12, 2021 – Popular, Inc. (“Popular” or the “Corporation”) (NASDAQ: BPOP) announced today the following capital actions:

•

an increase in the Corporation’s quarterly common stock dividend from $0.40 per share to $0.45 per share, commencing with the dividend payable in the third quarter of 2021, subject to the approval by the Corporation’s Board of Directors; and

•	common stock repurchases of up to $350 million during 2021.

“Our capital actions demonstrate Popular’s resiliency in times of uncertainty and our commitment to continue to return excess capital responsibly to our shareholders”, said Ignacio Alvarez, President & Chief Executive Officer. “We have proven our ability to manage through challenging times. Now, as always, our focus is on supporting our employees, clients and communities while maintaining a strong financial and capital position. While we do not expect further dividend increases and common stock repurchases in 2021, we will continue to explore opportunities to manage our capital structure during the remainder of 2021 and in future periods.”

The Corporation’s planned common stock repurchases may be executed in the open market or in privately negotiated transactions. The timing and exact amount of such repurchases will be subject to various factors, including market conditions and the Corporation’s capital position and financial performance.

About Popular, Inc.

Popular, Inc. (NASDAQ: BPOP) is the leading financial institution in Puerto Rico, by both assets and deposits, and ranks among the top 50 U.S. bank holding companies by assets. Founded in 1893, Banco Popular de Puerto Rico, Popular’s principal subsidiary, provides retail, mortgage and commercial banking services in Puerto Rico and the U.S. Virgin Islands. Popular also offers in Puerto Rico auto and equipment leasing and financing, investment banking, broker-dealer and insurance services through specialized subsidiaries. In the mainland United States, Popular provides retail, mortgage and commercial banking services through its New York-chartered banking subsidiary, Popular Bank, which has branches located in New York, New Jersey and Florida.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation those about the Corporation’s business, financial condition, results of operations, plans, objectives and future performance. These statements are not guarantees of future performance, are based on management’s current expectations and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond the Corporation’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Risks and uncertainties include without limitation the effect of competitive and economic factors, and our reaction to those factors, the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes, capital market conditions, capital adequacy and liquidity, the effect of legal and regulatory proceedings (including as a result of any participation in and execution of government programs related to the COVID-19 pandemic), new accounting standards on the Corporation’s financial condition and results of operations, the scope and duration of the COVID-19 pandemic, actions taken by governmental authorities in response thereto, and the direct and indirect impact of the pandemic on the Corporation, our clients, service providers and third parties. All statements contained herein that are not clearly historical in nature, are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions, and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, are generally intended to identify forward-looking statements.

Contacts

Popular, Inc.

Investor Relations:

Paul J. Cardillo, 212-417-6721

Investor Relations Officer

pcardillo@popular.com

or

Media Relations:

MC González Noguera, 787-366-8852

Executive Vice President and Chief Communications & Public Affairs Officer

mc.gonzalez@popular.com